EXHIBIT 23.2




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of NFO Research, Inc. on Form S-3, dated April 1, 1997, of our report dated February 18, 1997, except for Note 19, as to which the date is March 20, 1997, included in NFO Research, Inc.'s annual report on Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.



                                   /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP


New York, New York,
April 1, 1997